Exhibit 99.1

BASF and Aspen Aerogels Announce Strategic Partnership

Expanded relationship will create new product and market opportunities supported by long-term financing structure

•	Supply agreement for Aspen Aerogel’s Spaceloft® A2 insulation product initially targeting the global building materials market

•	Partnership supports capacity expansion at Aspen Aerogels’ planned Statesboro, GA manufacturing plant

•	Joint development agreement for next generation aerogel products to accelerate market expansion

LUDWIGSHAFEN, Germany and NORTHBOROUGH, Mass., June 22, 2016 /PRNewswire/ —BASF SE (“BASF”) and Aspen Aerogels, Inc. (“Aspen”) (NYSE: ASPN) announced today the expansion of their strategic partnership with the signing of an exclusive supply agreement and a joint development agreement. The agreements are designed to increase market penetration, enhance product profitability and facilitate the development of next generation materials.

As part of the supply agreement, Aspen will commit to the exclusive supply of its Spaceloft® A2 product for incorporation within BASF’s aerogel enhanced Slentex® wall system for the building materials market. In turn, BASF will make a low double-digit million investment in the construction of Aspen’s new manufacturing plant and BASF will become a base load customer for Aspen’s capacity expansion. In addition, BASF will provide technical support to Aspen targeting manufacturing productivity, product cost and profit margins.

Initially, the supply agreement will support BASF’s efforts to drive growth in the global building materials market of its Slentex® wall system incorporating Aspen’s patented technology. BASF may also directly sell or incorporate Spaceloft® A2 into other systems for applications in certain building, transportation, consumer and industrial markets worldwide. The agreement will run through 2027.

“We chose to partner with Aspen because of their superior aerogel technology platform, which we can enhance as partners in various ways,” said Raimar Jahn, President of BASF’s Performance Materials division. “The new agreements will accelerate adoption of aerogel technology as an eco-efficient insulation material globally.”

The Joint Development Agreement establishes a framework to develop new aerogel products and technologies. The agreement will give BASF targeted access to Aspen’s world leading technology platform while Aspen will gain access to BASF’s technical expertise, sales channels and financial resources. The partnership will both further Aspen’s market diversification and growth strategy and support BASF’s objective to provide innovative solutions to meet current and future customer needs.

“BASF has played an important role in our development as a company and this next phase of our relationship will support us technically, commercially and financially and will accelerate our diversification into the building materials market,” said Don Young, President and CEO of Aspen. “As our track record in the energy infrastructure and subsea markets has demonstrated, our preferred model is to partner with industry leaders to benefit from their technical, commercial, and financial resources. BASF is a world class company dedicated to promoting energy efficiency by delivering next generation products to the global marketplace. For these reasons, BASF is a perfect partner for Aspen Aerogels.”

The origin of the partnership dates to 2010 when BASF Venture Capital made an equity investment in Aspen and the two companies began to explore technology development and commercialization opportunities within the building materials market. This work led to the development of Aspen’s Spaceloft® A2 insulation product.

About BASF

At BASF, we create chemistry for a sustainable future. We combine economic success with environmental protection and social responsibility. The approximately 112,000 employees in the BASF Group work on contributing to the success of our customers in nearly all sectors and almost every country in the world. Our portfolio is organized into five segments: Chemicals, Performance Products, Functional Materials & Solutions, Agricultural Solutions and Oil & Gas. BASF generated sales of more than €70 billion in 2015. BASF shares are traded on the stock exchanges in Frankfurt (BAS), London (BFA) and Zurich (AN). Further information at www.basf.com.

About Aspen Aerogels, Inc.

Aspen Aerogels is an aerogel technology company that designs, develops and manufactures innovative, high-performance aerogel insulation used primarily in the energy infrastructure and building materials markets where thermal energy efficiency is at a premium and Aspen’s products offer unique value. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its Cryogel®, Pyrogel® and Spaceloft® products at its East Providence, R.I. facility.

Special Note Regarding Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These statements are not historical facts but rather are based on Aspen Aerogels’ current expectations, estimates and projections regarding Aspen Aerogels’ business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things: (i) Aspen Aerogels’ strategic partnership with BASF and the potential benefits of such a relationship, including the potential for it to create new product and market opportunities; (ii) Aspen Aerogels’ supply agreement with BASF (“SA”), Aspen Aerogels’ exclusive supply to BASF of its Spaceloft® A2 product, the potential for future cash advances from BASF under the SA (payment of which are subject to certain conditions) to provide a source of financing for some portion of the cost of the planned construction of Aspen’s Aerogels’ proposed manufacturing plant expected to be located in Statesboro, Georgia (the “Proposed Plant Two”), and the potential for BASF to become a significant customer for Aspen Aerogel’s products, including with respect to the additional product to be produced as a result of the expected capacity expansion at the Proposed Plant Two; and (iii) Aspen Aerogels’ joint development agreement with BASF (“JDA”), the potential for it to support the development of new aerogel products and technologies, and the potential for it to assist Aspen Aerogels’ market diversification and growth strategy. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: (i) the fact that BASF has not yet placed any orders for product under the SA, that there can be no assurance that BASF will ever do so, and that even if BASF were to place orders, there can be no assurance that BASF will ever be a significant customer for Aspen Aerogels’ products; (ii) any inability by Aspen Aerogels’ to meet the conditions to which the potential future cash advances by BASF under the SA are subject, including with respect to the finalization of certain aspects of the product specification and the progress of the financing and construction of the Proposed Plant Two, including securing a debt commitment from a third party lender for at least $30 million; and (iii) the potential for any of the following risks and uncertainties to impact negatively Aspen Aerogels’ relationship with BASF, Aspen Aerogels’ and BASF’s ability to perform under the SA or the JDA, and Aspen Aerogels’ ability to achieve its goals with respect to its relationship with BASF, the SA and the JDA, including creating new product and market opportunities (including in the building and construction market) and developing a potential source of financing: any sustained downturn in the energy industry and/or energy prices; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located; any failure to achieve an increase in production capacity that Aspen Aerogels’ growth plan requires in a timely manner; any failure of demand for Aspen Aerogels’ products; any failure to achieve expected average selling prices for Aspen Aerogels’ products; the failure to obtain significant additional capital to pursue Aspen Aerogels’ growth strategy; the failure of our products to become widely adopted; the competition Aspen Aerogels faces in its business; the failure to manage Aspen Aerogels’ growth, and the demands that growth places on Aspen Aerogels’ management systems and infrastructure; any failure of Aspen Aerogels’ products to meet applicable specifications and other performance, safety, technical and delivery requirements; the failure of Aspen Aerogels to achieve anticipated improvement in profit margins; the general economic conditions and cyclical demands in the markets that Aspen Aerogels serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; shortages of raw materials; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2015 and filed with the Securities and Exchange Commission (“SEC”) on March 4, 2016, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. In addition, this press release is qualified in its entirety by the Form 8-K filed by Aspen Aerogels with the SEC on the date hereof and the descriptions of the SA and JDA contained therein. All statements contained in this press release are made only as of the date of this press release, and Aspen Aerogels does not intend to update this information unless required by law.

CONTACT: Media Contacts: BASF: Marko Jelicic, Media Relations, +49 621 60-41040, marko.jelicic@basf.com; Aspen Aerogels, Inc., John F. Fairbanks, Chief Financial Officer, +1 508-691-1150, jfairbanks@aerogel.com